UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 28, 2005

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311

(Address of principal executive offices)                  (Zip Code)

(818) 734-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                          Changes in Registrant’s Certifying Accountant.

On March 28, 2005, PricewaterhouseCoopers LLP (“PWC”) notified North American Scientific, Inc. (the “Company”) that it resigned as the Company’s independent registered public accounting firm.  On March 30, 2005, the Audit Committee of the Company’s Board of Directors engaged the firm of Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) to serve as the Company’s new independent registered public accounting firm.

The reports of PWC on the consolidated financial statements for the fiscal years ended October 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, and nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended October 31, 2004 and 2003 and through March 28, 2005, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC would have caused PWC to make reference to the subject matter of the disagreements in their reports on the financial statements for such years.

During the fiscal years ended October 31, 2004 and 2003 and through March 28, 2005, there were no reportable events (as defined in Regulation S-K Item 304(a)(i)(v)), except that the Company’s management and Audit Committee concluded, and PWC concurred, with respect to the quarter ended July 31, 2004 and the quarter ended October 31, 2004, that there existed material weaknesses in the Company’s internal control over financial reporting, which related to issues arising from the Company’s acquisition of NOMOS Corporation (“NOMOS”) on May 4, 2004.  As more fully discussed in Item 4 of Amendment No. 3 to the Company’s Form 10-Q for the quarter ended July 31, 2004 and Item 9A of the Company’s Form 10-K for the fiscal year ended October 31, 2004, the Company concluded there were errors in the NOMOS purchase price allocation which required a restatement to the Company’s financial statements to (a) correct for an error made in the valuation used to allocate the NOMOS purchase price and (b) properly account for certain contingently returnable shares of the Company’s common stock and contingently returnable cash issued into escrow for the NOMOS selling shareholders.  The material weaknesses identified related to the (a) procedures employed by management in the preparation of the purchase price valuation used to assign asset values to certain acquired intangible assets, including review of the valuation specialist’s work and related assumptions, and (b) lack of sufficient resources to identify and properly address technical accounting and reporting issues related to purchase accounting matters.  In order to remedy these weaknesses, in the event of a future acquisition, management intends to (a) engage a second appraisal firm to confirm the intangible asset valuation under SFAS 141 performed by the appraisal firm engaged to perform such intangible asset valuation, and (b) complete a more formal review process of relevant accounting literature related to purchase accounting.

During the fiscal years ended October 31, 2004 and 2003 and through March 30, 2005, the Company has not consulted with SLGG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(i)(v) of Regulation S-K).

The Company provided PWC with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested that PWC furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above and, if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of PWC’s letter to the Securities and Exchange Commission.

Item 9.01.              Financial Statements and Exhibits

(c)             Exhibits

Exhibit No.	Description

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: April 1, 2005
By:	/s/ L. Michael Cutrer
	Name:	L. Michael Cutrer
	Title:	President and
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 1, 2005.